Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of March 20, 2008, between [__________________] (the “Seller”) and New River Management V, LP (the “Buyer”).

WHEREAS, the Seller is willing to sell to the Buyer, and the Buyer is willing to purchase from the Seller, [____________________] (______) shares of Common Stock (the “Shares”) of Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”), currently held by the Seller.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

1.      Sale of Shares.  The Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Seller, all of the Shares on the Closing Date.  For purposes of this Agreement, “Closing Date” shall mean such date as soon as practicable after the date hereof but in no event later than three (3) business days after the date hereof on which all of the conditions to transfer of the Shares have been satisfied.

2.      Purchase Price.  The purchase price for the Shares is [_________________________] ($_________) (the “Purchase Price”).  The Purchase Price shall be paid from the Buyer to the Seller on the Closing Date in immediately available funds against delivery by the Seller to the Buyer of a certificate or certificates representing the Shares registered in the name of the Buyer or, if not so registered, accompanied by stock powers in form sufficient to permit transfer of the Shares into the name of the Buyer on the books of the stock transfer agent of the Company.

3.      Representations and Warranties of the Seller.  The Seller represents and warrants to the Buyer as follows:

(a)         Shares.  The Seller is the lawful owner of the Shares, and the Seller has the full power and authority to sell the Shares, free and clear of any liens or encumbrances whatsoever.  All of the Shares have been validly issued and are fully paid and nonassessable; and no person has any present or future right (conditional, preemptive or otherwise) to acquire any of the Shares.  Upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to all such Shares free and clear of all liens or encumbrances whatsoever, options, warrants, purchase rights, contracts, commitments, equities, claims and demands will be transferred to Buyer, and such Shares shall be validly issued, fully paid and nonassessable.

(b)         No Breach or Conflict.  The sale of the Shares contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, any agreement or instrument to which the Seller is a party.

(c)         Enforceability.  Upon the execution and delivery of this Agreement, this Agreement will be a valid and binding obligation of Seller, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of any indemnification provisions hereof may be limited by applicable laws.

(d)         Consent.  No consent of any other person, and no notice to, filing or registration with, or consent, approval or authorization of, any court or governmental authority, regulatory or self-regulatory agency or any other third party is necessary or is required to be made or obtained by Seller, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as may be required under the state securities laws of the jurisdiction in which the Buyer is resident.

(e)         Litigation.  There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of Seller, proposed or threatened that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or that otherwise might impair the Shares.

(f)         Fees and Expenses of Brokers and Others.  Seller is not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated hereby, and Seller has not retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

(g)         Consultation with Advisors.  Seller has consulted with such legal, accounting, tax and financial advisors as he deems necessary or appropriate concerning the terms and conditions of the sale of the Shares, including the tax consequences thereof.

(h)         Truth and Completeness of Representations and Warranties.  None of the information contained in the representations and warranties of the Seller set forth in this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.  Seller is not aware of any nonpublic information concerning the Company that would be material to Buyer’s decision to purchase the Shares.

4.      Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Seller as follows:

(a)         Organization of Buyer.  Buyer is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

(b)         Investment Intent.  The Buyer is acquiring the Shares for its own account for investment, not for the interest of any other person, not for resale to any other person and not with a view to or in connection with a sale or distribution, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

(c)         Knowledge and Experience.  The Buyer is an “accredited investor” (as such term is defined in Regulation D under the Securities Act), is knowledgeable and experienced in businesses of the sort conducted by the Company.

(d)         Investment Risk.  The Buyer understands that the Buyer may be required to hold the Shares indefinitely due to the requirements of the Securities Act.  The Buyer is capable of evaluating the merits and risks involved in the acquisition of the Shares and is capable of bearing the economic risk of such investment.

(e)         Resale.  The Buyer is aware that any resale inconsistent with the Securities Act may create liability on its part and/or the part of the Seller, and agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any of the Shares unless in compliance with the Securities Act and applicable state securities laws.

5.      Closing.  The parties agree to take all such steps as soon as practicable after the date hereof necessary to close the purchase of the Shares pursuant to the terms set forth in this Agreement, including the execution of any additional documents or agreements and the provision of any necessary instructions to the Company’s transfer agent.  The parties hereby acknowledge and agree that the closing hereunder shall be conditioned upon each party’s respective representations and warranties contained herein being true and correct as of the Closing Date and undertake the obligation to provide the other party written notice of any information that may cause such representations and warranties to be untrue as of the Closing Date.

6.      Indemnification.

(a)         Seller’s Indemnification.  Seller hereby indemnifies and holds Buyer and its directors, officers, members and affiliates (collectively, the “ Buyer Indemnified Parties”) harmless from and against, and agrees to defend promptly the Buyer Indemnified Parties from and reimburse the Buyer Indemnified Parties for, any and all losses, liabilities, claims, damages (including incidental and consequential damages), costs, expenses (including costs of investigation and defense and reasonable attorneys’ fees) and obligations (hereinafter referred to collectively as “Losses”) that the Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (P)(i) any material breach or inaccuracy of any of the representations and warranties made by Seller in this Agreement or any other agreement or instrument delivered by Seller pursuant to this Agreement; and (ii) any failure of Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Seller pursuant to this Agreement.

(b)           Buyer’s Indemnification.  Buyer hereby indemnifies and holds Seller harmless from and against, and agrees to defend promptly the Seller from and reimburse the Seller for, any and all Losses that Seller may at any time suffer or incur, or become subject to, as a result of or in connection with: (P)(i) any material breach or inaccuracy of any of the representations and warranties made by Buyer in this Agreement or any other agreement or instrument delivered by Buyer pursuant to this Agreement; and (ii) any failure of Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the agreements and instruments delivered by Buyer pursuant to this Agreement.

7.      Survival of Representations. Warranties and Covenants.  All agreements, representations, warranties and covenants made by the parties in this Agreement shall survive the closing of the purchase of the Shares hereunder for the full period of the applicable statute of limitations.

8.      Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective heirs, personal representatives, successors and assigns.

9.      Entire Agreement and Amendments.  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and no other agreement with respect thereto, including any prior written or oral representation or understanding of the parties, shall have any further force or effect.  The Buyer and the Seller each represents and warrants to the other that, in entering this Agreement, he has relied on no statements, representations, inducements or promises made by the other party except as are expressly set forth in this Agreement.  This Agreement may be modified only by a subsequent writing signed by both parties to this Agreement.

10.           Notices.  All notices, consents, offers and other communications by and between Buyer and Seller under this Agreement will be in writing and will be deemed to have been received when personally delivered, one business day after the date of transmittal if sent by reputable overnight courier service or five days after mailing by certified mail, return receipt requested, to Buyer at 1881 Grove Avenue, Radford, Virginia 24141, Attention: Tad Fisher, and to Seller at [ _______________________________________] or to such other address as each may specify to the other in accordance with the provisions of this Section 10.

11.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the choice of laws provisions thereof.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

THE BUYER:

NEW RIVER MANAGEMENT V, LP

By:	THIRD SECURITY CAPITAL PARTNERS V, LLC

Its:	General Partner

By:
Name:	Randal J. Kirk
Title:	Manager, Third Security, LLC, the
Manager of Third Security Capital
Partners V, LLC

THE SELLER: